Exhibit 99.1

Loar Holdings Inc. Reports Q3 2026 Record Results and Upward Revision to 2026 Outlook and Full Year 2027 Outlook

November 5, 2026

WHITE PLAINS, NY., November 5, 2026 /ACCESSWIRE/ -- Loar Holdings Inc. (NYSE: LOAR) (the “Company,” “Loar,” “we,” “us” and “our”), reported record results for the third quarter of 2026, upward revision to 2026 outlook and full year 2027 outlook.

“Our record results in the third quarter of 2026 reflects our continued successful execution along all our value drivers” said Dirkson Charles, Loar Holdings Chief Executive Officer and Executive Co-Chairman of the Board of Directors. “Most noteworthy our operating cash flow for the quarter after being reduced by our capital expenditures were a record for the quarter improving 46% over the comparative previous year period.”

Third Quarter 2026

•
Net sales of $176.2 million, up 39.0% compared to the prior year’s quarter.
•
Net income of $19.6 million, compared to $27.6 million for the prior year’s quarter.
•
Diluted earnings per share of $0.20, compared to $0.29 for the prior year’s quarter.
•
Adjusted EBITDA of $71.9 million, up 46.5% compared to the prior year’s quarter.
•
Net income margin of 11.2%, compared to 21.8% for the prior year’s quarter.
•
Adjusted EBITDA Margin for the quarter was 40.8% compared to 38.7% for the prior year’s quarter.
•
Adjusted Earnings Per Share of $0.39, compared to $0.43 for the prior year’s quarter.

Loar reported net sales for the quarter of $176.2 million, an increase of $49.4 million or 39.0% over the prior year’s quarter. Organically,(1) net sales increased 15.8% or $20.1 million, to $146.8 million.

Net income for the quarter was $19.6 million, compared to $27.6 million for the prior year’s quarter. Net income for the quarter was impacted by higher interest expense, higher income tax expense, and higher non-cash amortization of acquired intangible assets.

Adjusted EBITDA for the quarter was $71.9 million, an increase of 46.5% or $22.8 million compared to the prior year’s quarter. Adjusted EBITDA Margin was 40.8%, compared to 38.7% in the third quarter of the prior year. The increase in Adjusted EBITDA Margin was due to the execution of our strategic value drivers and the accretive impact of increased sales.

Year-to-Date

•
Net sales of $503.8 million, up 38.2% over the comparable prior year period.
•
Net income of $47.5 million, compared to $59.6 million for the prior year period.
•
Diluted earnings per share of $0.50, compared to $0.62 for the prior year period.
•
Adjusted EBITDA of $204.6 million, up 46.8% over the comparable prior year period.
•
Net income margin of 9.5%, compared to 16.3% for the prior year period.
•
Adjusted EBITDA Margin was 40.6% compared to 38.2% in the comparable prior year period.
•
Adjusted Earnings Per Share of $1.11, up 4.7% compared to $1.06 over the comparable prior year period.

Loar reported net sales for the nine months ended September 30, 2026 of $503.8 million, an increase of $139.3 million or 38.2% over the comparable period of the prior year. Organically,(1) net sales increased 13.2% or $48.4 million, to $412.8 million.

Net income for the nine months ended September 30, 2026 was $47.5 million, a decrease of $12.1 million compared to the same period of the prior year. The decrease in net income was primarily driven by higher interest expense, higher non-cash amortization of acquired intangible assets, higher income tax expense, and non-cash expense of inventory step-up attributable to the acquisitions of LMB and Harper Engineering.

Adjusted EBITDA for the nine months ended September 30, 2026 was $204.6 million, an increase of 46.8% or $65.3 million over the comparable period of the prior year. Adjusted EBITDA Margin was 40.6%, compared to 38.2% for the comparable prior year period. The increase in Adjusted EBITDA Margin was due to the execution of our strategic value drivers and the accretive impact of increased sales.

Please see the attached Table 4 for a reconciliation of net income to EBITDA, Adjusted EBITDA and
Adjusted EBITDA Margin for the periods discussed in this press release.

(1)

Net organic sales represent net sales from our existing businesses for comparable periods and exclude net sales from new acquisitions. We include net sales from new acquisitions in net organic sales from the 13th month after the acquisition on a comparative basis with the prior period.

Full Year 2026 Outlook – Revised

“We’re raising our full year 2026 outlook for the third time this year,” said Glenn D’Alessandro, Loar Holdings Treasurer and Chief Financial Officer. “The increase reflects our confidence in being able to convert our record orders and current backlog into increased sales, profits and cash flow through the balance of 2026.” Our outlook for the full year 2026 includes:

•
Net sales – between $669 million and $679 million, up from between $665 million and $675 million.
•
Net income – between $60 million and $64 million, up from between $56 million and $60 million.
•
Adjusted EBITDA – between $270 million and $275 million, up from between $265 million and $270 million.
•
Adjusted EBITDA Margin – approximately 40%.
•
Diluted Earnings per share – between $0.62 and $0.66, up from between $0.57 and $0.62.
•
Net income margin – approximately 9%, up from approximately 8%.
•
Adjusted Earnings Per Share – between $1.36 and $1.40, up from between $1.32 and $1.36.
•
Interest expense – approximately $80 million.
•
Depreciation expense – approximately $15 million.
•
Amortization expense – approximately $65 million.
•
Market Assumptions – Full year 2026 outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of high-double digits (19 -22%).

o
Commercial, Business Jet, and General Aviation aftermarket growth of low-double digits.
o
Defense growth of mid-single digits.

Full Year 2027 Outlook

“Demand is building across every one of our end markets as we head into 2027,” said Dirkson Charles, Loar Holdings Chief Executive Officer and Executive Co-Chairman of the Board of Directors. “Commercial OEM is benefiting from higher production rates, the Commercial Aftermarket remains strong as airlines keep an aging fleet flying longer, and our Defense business continues to grow with global demand driven by geo-political and kinetic conflicts. These tailwinds combined with the strength of our proprietary portfolio, we believe positions Loar to have another year of strong performance.” Our outlook for 2027 is as follows:

•
Net sales – between $745 million and $755 million.
•
Net income – between $91 million and $95 million.
•
Adjusted EBITDA – between $312 million and $317 million.
•
Adjusted EBITDA Margin – approximately 42%.
•
Diluted Earnings per share – between $0.93 and $0.97.
•
Net income margin – approximately 12%.
•
Adjusted Earnings Per Share – between $1.64 and $1.68.
•
Interest expense – approximately $83 million.
•
Depreciation expense – approximately $15 million.
•
Amortization expense – approximately $67 million.
•
Market Assumptions – Full year 2027 outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of low-double digits.
o
Commercial, Business Jet, and General Aviation aftermarket growth of low-double digits.
o
Defense growth of low-double digits.

Adjusted EBITDA, Adjusted Earnings Per Share and Adjusted EBITDA Margin are non-GAAP financial measures provided in the “Full Year 2026 Outlook – Revised” and the “Full Year 2027 Outlook” sections on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Earnings Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on November 5, 2026. To participate in the call telephonically please dial +1 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; https://ir.loargroup.com.

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to “Adjusted Net Income” mean net income plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA and the amortization of acquired intangible assets, less the tax effect of these adjustments. References to "Adjusted Earnings Per Share" mean Adjusted Net Income divided by weighted average common shares outstanding—diluted. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.
•
The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share.
•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share in isolation and specifically by using other U.S. GAAP measures, such as net sales, operating profit, and net income to measure our operating performance. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA,

Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to the calculations of similarly titled measures reported by other companies.

Foward Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts, including those that reflect our current views with respect to, among other things, our operations and financial performance. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the headings “Full Year 2026 Outlook – Revised” and the “Full Year 2027 Outlook” are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described in Part I, Item 1A of the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Holdings Inc. Investor Relations

IR@loargroup.com

Loar Holdings Inc.

Table 1: Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands except share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$159,321	$84,827
Accounts receivable, net	107,287	88,026
Inventories	128,633	109,036
Other current assets	14,690	11,123
Income taxes receivable	7,082	5,486
Total current assets	417,013	298,498
Property, plant and equipment, net	89,657	82,536
Finance lease assets	1,686	1,894
Operating lease assets	11,989	6,229
Other long-term assets	31,335	25,935
Intangible assets, net	722,204	606,406
Goodwill	1,079,835	1,008,377
Total assets	$2,353,719	$2,029,875

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$25,687	$18,606
Current portion of long-term debt, net	6,736	4,362
Current portion of finance lease liabilities	317	279
Current portion of operating lease liabilities	1,362	818
Income taxes payable	2,226	3,022
Accrued expenses and other current liabilities	41,178	36,419
Total current liabilities	77,506	63,506
Deferred income taxes	78,524	68,377
Long-term debt, net	941,850	711,338
Finance lease liabilities	2,650	2,891
Operating lease liabilities	10,968	5,605
Other long-term liabilities	20,650	3,405
Total liabilities	1,132,148	855,122

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, $0.01 par value, 485,000,000 shares authorized; 93,690,471 and 93,622,471 issued and outstanding at September 30, 2026 and December 31, 2025, respectively	937	936
Additional paid-in capital	1,140,615	1,125,015
Retained earnings	99,055	51,586
Accumulated other comprehensive loss	(19,036)	(2,784)
Total stockholders' equity	1,221,571	1,174,753
Total liabilities and stockholders' equity	$2,353,719	$2,029,875

Loar Holdings Inc.

Table 2: Condensed Consolidated Statements of Income

(Unaudited, amounts in thousands except per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$176,170	$126,751	$503,837	$364,533
Cost of sales	80,763	59,973	237,987	171,850
Gross profit	95,407	66,778	265,850	192,683
Selling, general and administrative expenses	47,858	35,758	138,865	105,758
Transaction expenses	780	1,846	3,580	4,290
Other expense, net	589	154	1,856	154
Operating income	46,180	29,020	121,549	82,481
Interest expense, net	20,012	6,012	58,736	18,952
Income before income taxes	26,168	23,008	62,813	63,529
Income tax provision (benefit)	6,584	(4,598)	15,344	3,894
Net income	$19,584	$27,606	$47,469	$59,635
Earnings per share:
Basic	$0.21	$0.29	$0.51	$0.64
Diluted	$0.20	$0.29	$0.50	$0.62
Weighted average common shares outstanding:
Basic	93,688	93,622	93,653	93,588
Diluted	95,769	95,875	95,647	95,912

Loar Holdings Inc.

Table 3: Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$47,469	$59,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,006	8,874
Amortization of intangible and other long-term assets	48,849	29,060
Amortization of debt issuance costs	2,930	670
Recognition of inventory step-up	4,916	45
Stock-based compensation	13,400	10,617
Deferred income taxes	5,903	(2,753)
Non-cash lease expense	930	451
Adjustment to contingent consideration liability	2,050	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(14,106)	(13,276)
Inventories	(13,393)	(9,559)
Other assets	(9,657)	(6,443)
Accounts payable	7,646	4,430
Income taxes receivable	(1,875)	(752)
Accrued expenses and other current liabilities	1,842	1,278
Operating lease liabilities	(775)	(420)
Net cash provided by operating activities	106,135	81,857

Investing activities
Capital expenditures	(12,484)	(7,493)
Payment for acquisitions, net of cash acquired	(249,841)	(32,813)
Net cash used in investing activities	(262,325)	(40,306)

Financing activities
Net proceeds from issuance of common stock	2,201	1,859
Proceeds from issuance of long-term debt	240,000	1,500
Payments of long-term debt	(5,138)	—
Financing costs	(4,800)	—
Payments of finance lease liabilities	(202)	(173)
Net cash provided by financing activities	232,061	3,186

Effect of translation adjustments on cash and cash equivalents	(1,377)	152
Net increase in cash, cash equivalents and restricted cash	74,494	44,889

Cash, cash equivalents and restricted cash, beginning of period	84,827	54,066
Cash, cash equivalents and restricted cash, end of period	$159,321	$98,955

Supplemental information
Interest paid during the period, net of capitalized amounts	$57,871	$19,399
Income taxes paid during the period, net	$10,629	$7,676

Loar Holdings Inc.

Table 4: Reconciliation of Net income to EBITDA and Adjusted EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$19,584	$27,606	$47,469	$59,635
Adjustments:
Interest expense, net	20,012	6,012	58,736	18,952
Income tax provision (benefit)	6,584	(4,598)	15,344	3,894
Operating income	46,180	29,020	121,549	82,481
Depreciation	3,380	2,926	10,006	8,874
Amortization	16,589	9,863	48,849	29,060
EBITDA	66,149	41,809	180,404	120,415
Adjustments:
Recognition of inventory step-up (1)	—	45	4,916	45
Other expense, net (2)	589	154	1,856	154
Transaction expenses (3)	780	1,846	3,580	4,290
Stock-based compensation (4)	4,427	3,878	13,400	10,617
Acquisition and facility integration costs (5)	—	1,377	457	3,839
Adjusted EBITDA	$71,945	$49,109	$204,613	$139,360
Net sales	$176,170	$126,751	$503,837	$364,533
Net income margin	11.2%	21.8%	9.5%	16.3%
Adjusted EBITDA Margin	40.8%	38.7%	40.6%	38.2%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.
(2)
Primarily represents an adjustment to the contingent purchase price for the Harper Engineering acquisition during the three and nine months ended September 30, 2026.
(3)
Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.
(4)
Represents the non-cash compensation expense recognized by the Company for equity awards.
(5)
Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.

Loar Holdings Inc.

Table 5: Sales by End-Market

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Commercial Net Sales
Commercial aerospace OEM	$37,864	$20,659	$106,545	$56,163
Commercial aerospace aftermarket	48,412	38,169	138,183	105,408
Total commercial aerospace	86,276	58,828	244,728	161,571
Business jet & general aviation OEM	19,900	19,859	59,837	57,177
Business jet & general aviation aftermarket	14,277	12,738	38,442	36,440
Total business jet & general aviation	34,177	32,597	98,279	93,617
Total commercial OEM	57,764	40,518	166,382	113,340
Total commercial aftermarket	62,689	50,907	176,625	141,848
Total commercial	120,453	91,425	343,007	255,188
Defense Net Sales
Total defense OEM	28,276	13,752	78,289	39,810
Total defense aftermarket	17,252	15,032	52,921	49,227
Total defense	45,528	28,784	131,210	89,037
Other Net Sales
Total other OEM	4,907	3,315	14,676	8,836
Total other aftermarket	5,282	3,227	14,944	11,472
Total other	10,189	6,542	29,620	20,308
Net Sales	$176,170	$126,751	503,837	$364,533

Loar Holdings Inc.

Table 6: Reconciliations of Earnings Per Share to Adjusted Earnings Per Share and Net Income to Adjusted Net Income

(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reported earnings per share
Net income	$19,584	$27,606	$47,469	$59,635
Denominator for basic and diluted earnings per share:
Weighted-average common shares outstanding—basic	93,688	93,622	93,653	93,588
Effect of dilutive common shares	2,081	2,253	1,994	2,324
Weighted average common shares outstanding—diluted	95,769	95,875	95,647	95,912
Earnings per share—basic	$0.21	$0.29	$0.51	$0.64
Earnings per share—diluted	$0.20	$0.29	$0.50	$0.62

Adjusted Earnings Per Share
Net income	$19,584	$27,606	$47,469	$59,635
Gross adjustments to EBITDA	5,796	7,300	24,209	18,945
Amortization of acquired intangible assets (1)	16,570	9,637	48,849	29,060
Tax adjustment (2)	(4,229)	(3,468)	(14,276)	(5,923)
Adjusted Net Income	$37,721	$41,075	$106,251	$101,717
Adjusted Earnings Per Share—diluted	$0.39	$0.43	$1.11	$1.06

Diluted earnings per share to Adjusted Earnings Per Share
Earnings per share—diluted	$0.20	$0.29	$0.50	$0.62
Adjustments to diluted earnings per share:
Other expense, net	—	—	0.02	—
Recognition of inventory step-up	—	—	0.05	—
Transaction expenses	0.01	0.02	0.04	0.05
Stock-based compensation	0.05	0.04	0.14	0.11
Acquisition and facility integration costs	—	0.01	—	0.04
Gross adjustments to EBITDA	0.06	0.07	0.25	0.20
Amortization of acquired intangible assets (1)	0.17	0.10	0.51	0.30
Refinancing costs	—	—	—	—
Tax adjustment (2)	(0.04)	(0.03)	(0.15)	(0.06)
Adjusted Earnings Per Share—diluted	$0.39	$0.43	$1.11	$1.06

(1)
The calculation of Adjusted Earnings Per Share has been updated for the current and prior year’s results to reflect an adjustment for amortization of acquired intangible assets. We believe this adjustment provides a more consistent view of our earnings.
(2)
The tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate. To determine the applicable effective tax rate, transaction expenses and stock-based compensation are excluded from Adjusted Net Income and therefore we have excluded the impact those items have on the effective tax rate.